Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Methode Electronics, Inc. (the “Company”) on Form 10-K for the period ending May 1, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 24, 2021	By:	/s/ Donald W. Duda
Donald W. Duda Chief Executive Officer
Date: June 24, 2021	By:	/s/ Ronald L.G. Tsoumas
Ronald L. G. Tsoumas
Chief Financial Officer